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                                                                    EXHIBIT 5(C)

                                August 25, 1997

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Xerox Corporation           Xerox Overseas Holdings plc     Rank Xerox Capital (Europe) plc
800 Long Ridge Road         Parkway                         Parkway
P.O. Box 1600               Marlow                          Marlow
Stamford, CT 06904-1600     Buckinghamshire SL7 1YL         Buckinghamshire SL7 1YL
                            England                         England
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Gentlemen:

     We have acted as special U.S. tax counsel for Xerox Corporation (the "Company"), Xerox Overseas Holdings PLC ("Xerox Overseas") and Rank Xerox Capital (Europe) plc ("Xerox Capital", and collectively with the Company and Xerox Overseas, the "Issuers") in connection with the preparation and filing under the Securities Act of 1933, as amended, of the Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering and sale from time to time by the Issuers of debt securities ("Debt Securities") from which the Issuers may receive up to an aggregate of $2,000,000,000 of proceeds and which will be issued under an indenture among the Company, Xerox Overseas, Xerox Capital and Citibank, N.A., as trustee, substantially in the form filed as an exhibit to the Registration Statement (the "Indenture"). Debt Securities of Xerox Overseas and Xerox Capital will be irrevocably and unconditionally guaranteed by the Company pursuant to the Indenture.

     It is our opinion that if the offer and sale of the Debt Securities is conducted in the manner described in the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Prospectus Supplement") filed as part of the Registration Statement and if the terms of Debt Securities are as contemplated by the Prospectus and Prospectus Supplement, then the statements under the caption "United States Taxation" in the Prospectus Supplement (the "Tax Section") correctly describe certain United States Federal income tax consequences resulting from the purchase, ownership and disposition of Debt Securities by an initial holder thereof subject to United States income taxation. As described in the Tax Section, United States Federal income tax consequences with respect to Debt Securities having certain terms will be set forth in the pricing supplement to the Prospectus Supplement relating to the offer and sale of such Debt Securities.

     We do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the Federal laws of the United States.

     We hereby consent to the reference to us and to the use of our name under the caption "Legal Opinions" in the Prospectus and the caption "United States Taxation" in the Prospectus Supplement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          IVINS, PHILLIPS & BARKER, CHARTERED